N E W S  R E L E A S E

December 19, 2011	Direct Inquiries To:
Bryan P. Healey, Chief Executive Officer
(682) 738-8011

KENT FINANCIAL SERVICES ANNOUNCES VOLUNTARY DELISTING FROM NASDAQ

COLLEYVILLE, TEXAS – KENT FINANCIAL SERVICES, INC. (the “Company”) (NASDAQ – KENT) On December 19, 2011, Kent Financial Services, Inc. announced that the Company’s common stock will cease trading on the Nasdaq Capital Market (“NASDAQ”) effective with the close of business on December 29, 2011.  The Company expects its common stock to begin trading under the “KENT” symbol on the Pink OTC Market following the cessation of trading on NASDAQ.

The transition to the Pink OTC Market does not change the Company's obligation to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws.  In addition, the transition of the Company's stock to the Pink OTC Market will have no effect on the shares themselves.  The Company’s shareholders remain owners of the common stock and will be able to trade the stock on the Pink OTC Market as of December 30, 2011.

This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements.  Kent Financial Services cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.